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                                                                  EXHIBIT (3)-1

                          FORM OF CERTIFICATE OF AMENDMENT
                                          TO
                  CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION
                                         FOR
                               SIERRA PACIFIC RESOURCES


          Sierra Pacific Resources, a Nevada corporation, hereby certifies:

          (1) By resolution of the stockholders of Sierra Pacific Resources (Exhibit "B" attached to the Certificate of Restated Articles of Incorporation) that the following amendment has been made to the Restate Articles of Incorporation of Sierra Pacific Resources:


                                      ARTICLE V

                           CAPITAL STOCK AND AMENDMENTS TO
                              ARTICLES OF INCORPORATION

                               AUTHORIZED CAPITAL STOCK

     SECTION 1:

          The amount of the total authorized capital stock of the Corporation is two hundred and fifty million (250,000,000) shares of common stock of $1.00 par value. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

          IN WITNESS WHEREOF, Sierra Pacific Resources has caused this Certificate of Amendment to be signed by the Senior Vice President, General Counsel and Corporate Secretary of its corporation.

                                   SIERRA PACIFIC RESOURCES

                                   BY:
                                        --------------------------------------
                                        William E. Peterson
                                        Senior Vice President, General Counsel
                                        and Corporate Secretary